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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Simulation Sciences Inc. on Form S-8 relating to the Simulation Sciences Inc. 1996 Stock Plan of our reports dated February 7, 1997 included in the Annual Report on Form 10-K of Simulation Sciences Inc. for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
December 19, 1997